SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 15, 2020

Corporate Asset Backed Corporation, on behalf

of CABCO Trust for J.C. Penney Debentures

(Exact name of registrant as specified in its charter)

Delaware	033-91744-02	22-3281571
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

68 South Service Road
Suite 120
Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 587-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
$52,650,000 Trust Certificates for J.C. Penney Debentures	PFH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

This current report on Form 8-K relates to the Trust Certificates (the “Certificates”) issued by CABCO Trust for J.C. Penney Debentures (the “Trust”) relating to the J.C. Penney Company, Inc. 7 5⁄8 % Debentures due March 1, 2097 (the “JCP Debentures”). The Trust was created by the Amended and Restated Trust Agreement, dated as of March 25, 1999, between Corporate Asset Backed Corporation, as the depositor (the “Depositor”), and U.S. Bank National Association as successor trustee to The Bank of New York (as successor to United States Trust Company of New York) (the “Trustee”), providing for the issuance of $52,650,000 aggregate certificate principal balance of Trust Certificates relating to the JCP Debentures. The Certificates do not represent obligations of or interests in the Depositor or the Trustee. The Certificates represent beneficial interests in the Trust. The Trust’s assets consist primarily of $52,650,000 principal amount of the JCP Debentures.

On May 15, 2020, J.C. Penney Company, Inc. and certain of its subsidiaries, including J.C. Penney Corporation, Inc., commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas. On May 18, 2020, J.C. Penney Company, Inc filed an 8-K with the Securities and Exchange Commission providing further information.

In addition, on May 18, 2020 the Trustee issued to the holders of the Certificates a notice regarding an event of default under the JCP Debentures relating to the bankruptcy. Although this notice contains a summary of certain information, this notice is not a complete summary or statement of such information, of relevant law, or of relevant legal procedures and the Trustee, the Trust and Corporate Asset Backed Corporation make no representation and accept no responsibility or liability as to the completeness or accuracy of the information provided therein. Holders should carefully consider the implications of the matters described in the notice and consult with their own legal and financial advisors.

J.C. Penney Company, Inc is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with those requirements files periodic and current reports and other information (including financial information) with the Securities and Exchange Commission (“SEC”) (File No. 001-15274). In addition, J.C. Penney Corporation, Inc. (formerly J.C. Penney Company, Inc.) is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with those requirements files periodic and current reports and other information (including financial information) with the Securities and Exchange Commission (“SEC”) (File No. 001-00777). Information filed with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC can be located by reference to the relevant SEC file number. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. Neither the Trust, nor the Trustee, nor Corporate Asset Backed Corporation has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein. Neither the Trust, nor the Trustee, nor Corporate Asset Backed Corporation has verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting J.C. Penney Company, Inc or J.C. Penney Corporation, Inc. have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Trustee’s Notice To the Holders of CABCO Trust for J.C. Penney Debentures CUSIP No. * 126797208 dated May 18, 2020.

EXHIBIT INDEX

Exhibit

99.1	Trustee’s Notice To the Holders of CABCO Trust for J.C. Penney Debentures CUSIP No. * 126797208 dated May 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORPORATE ASSET BACKED CORPORATION, as Depositor of CABCO Trust for J.C. Penney Debentures

By:	/s/ Lee Thompson
Name:	Lee Thompson
Title:	Vice President

Date: May 19, 2020